                                                                     EXHIBIT 99

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                 ON CONSOLIDATED FINANCIAL STATEMENT SCHEDULE


To Iomega Corporation:

     We have audited in accordance with generally accepted auditing standards, the consolidated financial statements of Iomega Corporation and subsidiaries included in this registration statement and have issued our report thereon dated January 26, 1996. Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule of Valuation and Qualifying Accounts filed as an exhibit to this registration statement is the responsibility of the Company's management and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                       ARTHUR ANDERSEN LLP

Salt Lake City, Utah
January 26, 1996


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                      IOMEGA CORPORATION AND SUBSIDIARIES

                 SCHEDULE OF VALUATION AND QUALIFYING ACCOUNTS


                                                           Additions
                                           Balance at      charged to                      Balance
                                           beginning       costs and                       at end
Description                                of period        expenses       Deductions     of period
______________________________________     __________      __________      __________     _________
                                                                 (in thousands)

ALLOWANCE FOR DOUBTFUL ACCOUNTS:

  Year ended December 31, 1995               $1,627          $  799          $   565*       $1,861
                                             ______          ______          _______        ______
                                             ______          ______          _______        ______

  Year ended December 31, 1994               $1,547          $  323          $  (243)*      $1,627
                                             ______          ______          _______        ______
                                             ______          ______          _______        ______

  Year ended December 31, 1993               $  901          $  792          $  (146)*      $1,547
                                             ______          ______          _______        ______
                                             ______          ______          _______        ______

PRICE PROTECTION AND PROMOTION RESERVE:

  Year ended December 31, 1995               $  169          $7,104          $(5,640)       $1,633
                                             ______          ______          _______ **     ______
                                             ______          ______          _______        ______

  Year ended December 31, 1994               $   67          $1,143          $(1,041)**     $  169
                                             ______          ______          _______        ______
                                             ______          ______          _______        ______

  Year ended December 31, 1993               $   73          $2,403          $(2,409)**      $  67
                                             ______          ______          _______        ______
                                             ______          ______          _______        ______

ACCRUED RESTRUCTURING COSTS:

  Year ended December 31, 1994               $6,818          $  875          $(7,693)       $    -
                                             ______          ______          _______        ______
                                             ______          ______          _______        ______

  Year ended December 31, 1993               $    -          $8,080          $(1,262)       $6,818
                                             ______          ______          _______        ______
                                             ______          ______          _______        ______

OTHER RESTRUCTURING RESERVES:

  Year ended December 31, 1994               $4,649          $2,063          $(6,712)       $    -
                                             ______          ______          _______        ______
                                             ______          ______          _______        ______

  Year ended December 31, 1993               $    -          $4,649          $     -        $4,649
                                             ______          ______          _______        ______
                                             ______          ______          _______        ______

___________________

*   Represents write-offs of Accounts Receivable

**  Credits granted against Accounts Receivable